PRESS RELEASE

OM GROUP ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

Cost-reduction initiatives on track; Debt-free balance sheet; $9 million of shares repurchased

CLEVELAND - August 1, 2013 - OM Group, Inc. (NYSE: OMG) today announced financial results for the second quarter ended June 30, 2013. The Company reported adjusted EBITDA of $29 million, excluding the results of its divested Ultra Pure Chemicals (UPC) business, its Advanced Materials cobalt business and $2 million of charges related to cost-reduction initiatives in its other businesses. In the second quarter of 2013, the Company reported income from continuing operations of $0.26 per diluted share, or $0.36 per diluted share excluding the special charges and the divested businesses. During the quarter, the Company completed the sale of UPC for $63 million in cash and used the proceeds along with cash on-hand to repay its remaining debt. The UPC business has been reclassified to discontinued operations for all periods presented.

“Second quarter results demonstrate continued strategic and operating progress,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. "Profitability was in-line with our expectations and included $3 million of cost reduction benefits. We simplified our portfolio by divesting UPC and further strengthened our balance sheet by repaying our debt. And we returned $9 million to shareholders in the form of share repurchases. We have delivered a very successful first half of the year."

The Company ended the quarter with $81 million of cash and no debt outstanding, and cash flow provided by operating activities in the quarter was $11 million. The Company's $200 million revolving credit facility remains undrawn but will likely be utilized in the third quarter to make required hold-back payments related to the 2011 VAC acquisition.

Second quarter 2013 sales were $279 million. Excluding the Advanced Materials business and the effects of rare-earth pricing in the Magnetic Technologies business, which bolstered net sales in 2012, net sales in the 2013 second quarter were $253 million, down 2% quarter-over-quarter versus the comparable figure in the second quarter of 2012 and down 1% sequentially compared to the first quarter of 2013. Magnetic Technologies volumes were lower due to weak economic conditions in Europe and some timing of orders and shipments between quarters, while Battery Technologies benefited from higher sales volumes, particularly into defense applications. Specialty Chemicals sales levels were relatively flat compared to a year ago.

Due to the treatment of UPC as a discontinued operation, and because of continued weakness in Europe, the Company expects 2013 adjusted EBITDA levels to trend toward the lower end of its original forecast of $120-140 million. “We remain focused on internal initiatives to bolster profitability,” said Mr. Scaminace. “We are continuously developing new products for customers that leverage our technologies and application expertise, and our superior service opens up new customer opportunities every day. We are also reducing our costs throughout the Enterprise.” The Company's forecast excludes Advanced Materials, UPC and charges related to cost-reduction initiatives. The Company's original guidance had factored in a full year contribution of approximately $10 million of EBITDA from UPC as a continuing operation; with the divestiture, the Company's 2013 EBITDA guidance now excludes UPC retroactive to the beginning of the year.

The Company previously announced a broad range of cost reduction initiatives to improve financial performance and optimize its cost structure. These initiatives are expected to contribute $10-20 million of savings in 2013, and will better position the Company for expanded profitability as macroeconomic conditions improve. In the first six months of 2013, the Company realized savings of $5 million and incurred charges of $6 million related to these initiatives.

Mr. Scaminace concluded, “We are confident in our ability to execute our growth strategy. We continue to develop our operating capabilities for organic growth, margin expansion and higher returns, and our strong balance sheet enables synergistic acquisitions to build out our business platforms. We are well-positioned to create long-term shareholder value.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EST today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-based industrial growth company serving attractive global markets, including automotive systems, electronic devices, aerospace, industrial and renewable energy. Its business platforms use innovative technologies and expertise to address customers' complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; extended business interruption at our facilities; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; our ability to identify, complete and integrate acquisitions aligned with our strategy; changes in effective tax rates or adverse outcomes resulting from examination of our income tax returns; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; level of returns on pension plan assets and changes in the actuarial assumptions; the majority of our cash is generated and held outside the United States; the timing and amount of common share repurchases, if any; fluctuations in foreign exchange rates; unanticipated costs or liabilities for compliance with environmental regulation; changes in environmental, health and safety regulatory requirements; technological changes in our industry or in our customers' products; our ability to adequately protect or enforce our intellectual property rights; disruption of our relationship with key customers or any material adverse change in their businesses; successful execution of the GTL supply agreement signed in connection with the Advanced Materials sale; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2012.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$80,568	$227,612
Accounts receivable, net	159,888	160,122
Inventories	240,805	452,699
Other current assets	43,730	66,018
Current assets - discontinued operations (excluding cash)	—	33,126
Total current assets	524,991	939,577
Property, plant and equipment, net	323,298	474,346
Goodwill	418,661	528,312
Intangible assets, net	399,203	417,110
Other non-current assets	60,674	86,879
Non-current assets - discontinued operations	—	53,203
Total assets	$1,726,827	$2,499,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$13,309
Accounts payable	81,366	116,991
Purchase price of VAC payable to seller	75,444	75,351
Other current liabilities	93,169	152,867
Current liabilities - discontinued operations	—	20,726
Total current liabilities	249,979	379,244
Long-term debt	—	454,054
Deferred income taxes	107,394	117,739
Pension liabilities	229,653	232,867
Purchase price of VAC payable to seller	11,273	11,259
Other non-current liabilities	52,478	55,383
Non-current liabilities - discontinued operations	—	4,733
Stockholders’ equity:
Total OM Group, Inc. stockholders’ equity	1,076,050	1,206,709
Noncontrolling interests	—	37,439
Total equity	1,076,050	1,244,148
Total liabilities and equity	$1,726,827	$2,499,427

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except per share amounts)	2013	2012		2013	2012
Net sales	$279,388	$412,063		$621,125	$855,818
Cost of goods sold	215,608	372,278		483,117	719,924
Gross profit	63,780	39,785		138,008	135,894
Selling, general and administrative expenses	54,633	62,973		114,726	125,554
Operating profit	9,147	(23,188)	—	23,282	10,340
Other income (expense):
Interest expense	(1,818)	(11,177)		(9,463)	(22,733)
Foreign exchange gain	2,838	6,028		164	898
Loss on divestiture of Advanced Materials business	(515)	—		(112,061)	—
Other, net	272	81		(386)	144
Income (loss) from continuing operations before income tax expense	9,924	(28,256)	—	(98,464)	(11,351)
Income tax (expense) benefit	(1,856)	5,258		(4,455)	320
Income (loss) from continuing operations, net of tax	8,068	(22,998)	—	(102,919)	(11,031)
Income (loss) from discontinued operations, net of tax	(11,394)	414		(11,870)	295
Consolidated net loss	(3,326)	(22,584)	—	(114,789)	(10,736)
Net loss attributable to noncontrolling interests	—	245		1,749	346
Net loss attributable to OM Group, Inc. common stockholders	$(3,326)	$(22,339)	—	$(113,040)	$(10,390)
Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.26	$(0.71)		$(3.19)	$(0.34)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	(0.37)	0.01		(0.38)	0.01
Net loss attributable to OM Group, Inc. common stockholders	$(0.11)	$(0.70)		$(3.57)	$(0.33)
Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders	$0.26	$(0.71)		$(3.19)	$(0.34)
Income (loss) from discontinued operations attributable to OM Group, Inc. common stockholders	(0.37)	0.01		(0.38)	0.01
Net loss attributable to OM Group, Inc. common stockholders	$(0.11)	$(0.70)		$(3.57)	$(0.33)
Weighted average shares outstanding
Basic	31,452	31,882		31,673	31,878
Assuming dilution	31,621	31,882		31,673	31,878
Amounts attributable to OM Group, Inc. common stockholders:
Income (loss) from continuing operations, net of tax	$8,068	$(22,753)		$(101,170)	$(10,685)
Income (loss) from discontinued operations, net of tax	(11,394)	414		(11,870)	295
Net loss	$(3,326)	$(22,339)		$(113,040)	$(10,390)

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013	2012	2013	2012
Operating activities
Consolidated net loss	$(3,326)	$(22,584)	$(114,789)	$(10,736)
Adjustments to reconcile consolidated net loss to net cash used for operating activities:
Loss (gain) from discontinued operations	11,394	(414)	11,870	(295)
Depreciation and amortization	16,681	20,923	38,063	41,842
Amortization of deferred financing fees	950	1,378	2,000	2,748
Share-based compensation expense	1,577	1,414	3,158	3,932
VAC lower of cost or market charges	—	49,050	—	53,751
Loss on divestiture of Advanced Materials business	515	—	112,061	—
Other non-cash items	(5,713)	(13,728)	5,649	(19,788)
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	(7,673)	11,915	(34,666)	(14,249)
Inventories (a)	16,268	54,617	16,809	76,125
Accounts payable	7,629	(23,135)	1,613	(60,705)
Accrued tax	(14,691)	(3,475)	(23,872)	264
Other, net	(12,451)	(4,206)	(24,691)	(9,776)
Net cash provided by (used for) operating activities	11,160	71,755	(6,795)	63,113
Investing activities
Expenditures for property, plant and equipment	(8,748)	(17,380)	(21,261)	(27,729)
Proceeds from divestiture of Advanced Materials business	—	—	302,086	—
Proceeds from divestiture of UPC	63,300	—	63,300	—
Proceeds from sale of property	—	—	—	5,138
Net cash provided by (used for) investing activities	54,552	(17,380)	344,125	(22,591)
Financing activities
Payments of long-term debt	(92,500)	(2,608)	(466,538)	(8,027)
Proceeds from exercise of stock options	1,005	—	1,005	—
Payment related to surrendered shares	—	—	(554)	(254)
Share repurchases	(9,101)	—	(14,083)	—
Net cash used for financing activities	(100,596)	(2,608)	(480,170)	(8,281)
Effect of exchange rate changes on cash	669	(6,498)	(1,503)	(3,808)
Cash and cash equivalents
Increase (decrease) in cash and cash equivalents	(34,215)	45,269	(144,343)	28,433
Discontinued operations - net cash provided for (used by) operating activities	97	3,313	(282)	(1,620)
Discontinued operations - net cash used for investing activities	(543)	(929)	(2,419)	(1,398)
Balance at the beginning of the period	115,229	269,908	227,612	292,146
Balance at the end of the period	$80,568	$317,561	$80,568	$317,561
(a) Includes $4.8 million and $15.9 million related to purchase accounting step-up of inventory in the three and six months ended June 30, 2012, respectively.

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2013	2012	2013	2012
Net Sales
Magnetic Technologies	$128,864	$168,024	$266,014	$358,515
Battery Technologies	40,205	35,205	81,239	72,237
Specialty Chemicals (a)	83,444	84,810	160,749	168,298
Advanced Materials	26,875	124,261	113,313	257,234
Intersegment items	—	(237)	(190)	(466)
	$279,388	$412,063	$621,125	$855,818

Operating profit (loss)
Magnetic Technologies (b)(c)	$1,153	$(30,146)	$7,512	$(16,243)
Battery Technologies (b)	8,155	6,063	16,473	11,718
Specialty Chemicals (a)(b)(d)	8,167	9,670	15,212	22,284
Advanced Materials	(381)	923	1,365	12,034
Corporate	(7,947)	(9,698)	(17,280)	(19,453)
	$9,147	$(23,188)	$23,282	$10,340

(a) All results related to the UPC business are excluded from the Specialty Chemicals segment for all periods presented.
(b) The three and six months ended June 30, 2013 include charges related to cost-reduction initiatives of $0.4 million and $4.2 million in Magnetic Technologies, $0.5 million and $0.7 million in Battery Technologies and $1.1 million and $1.1 million in Specialty Chemicals, respectively.
(c) The three and six months ended June 30, 2012 include inventory step-up and LCM charges of $31.5 million and $47.3 million, respectively resulting from purchase accounting for the VAC acquisition.
(d) The six months ended June 30, 2012 includes a $2.9 million property sale gain.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended June 30, 2013
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit - as reported	$1,153	$8,155	$8,167	$(7,947)	$9,528	$(381)	$9,147
Charges related to cost reduction initiatives	369	518	1,096	—	1,983	—	1,983
Adjusted operating profit	1,522	8,673	9,263	(7,947)	11,511	(381)	11,130
Depreciation and amortization	10,705	2,531	3,647	131	17,014	(333)	16,681
Adjusted EBITDA	12,227	11,204	12,910	(7,816)	28,525	(714)	27,811

Three Months Ended June 30, 2012
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit - as reported	$(30,146)	$6,063	$9,670	$(9,698)	$(24,111)	$923	$(23,188)
Total VAC inventory purchase accounting step-up and LCM charges	31,545	—	—	—	31,545	—	31,545
Adjusted operating profit	1,399	6,063	9,670	(9,698)	7,434	923	8,357
Depreciation and amortization	10,010	2,509	3,986	147	16,652	4,271	20,923
Adjusted EBITDA	$11,409	$8,572	$13,656	$(9,551)	$24,086	$5,194	$29,280

Six Months Ended June 30, 2013
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit - as reported	$7,512	$16,473	$15,212	$(17,280)	$21,917	$1,365	$23,282
Charges related to cost reduction initiatives	4,225	687	1,134	—	6,046	—	6,046
Adjusted operating profit	11,737	17,160	16,346	(17,280)	27,963	1,365	29,328
Depreciation and amortization	21,469	5,033	7,498	192	34,192	3,871	38,063
Adjusted EBITDA	$33,206	$22,193	$23,844	$(17,088)	$62,155	$5,236	$67,391

Six Months Ended June 30, 2012
(in thousands)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit - as reported	$(16,243)	$11,718	$22,284	$(19,453)	$(1,694)	$12,034	$10,340
Total VAC inventory purchase accounting step-up and LCM charges	47,272	—	—	—	47,272	—	47,272
Gain on sale of property	—	—	(2,857)	—	(2,857)	—	(2,857)
Adjusted operating profit	31,029	11,718	19,427	(19,453)	42,721	12,034	54,755
Depreciation and amortization	20,222	5,011	7,852	262	33,347	8,495	41,842
Adjusted EBITDA	$51,251	$16,729	$27,279	$(19,191)	$76,068	$20,529	$96,597

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	June 30, 2013		June 30, 2012
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$8,068	$0.26	$(22,753)	$(0.71)

Loss on Advanced Materials divestiture	515	0.02	—	—

VAC inventory purchase accounting step-up and lower of cost or market charges	—	—	31,545	0.98

Charges related to cost reduction initiatives	1,983	0.06	—	—

Acceleration of deferred financing fees	462	0.01	—	—

Tax effect of special items	(289)	(0.01)	(6,415)	(0.20)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$10,739	$0.34	$2,377	$0.07

Exclude: Operating results from divested Advanced Materials business, net of tax	(620)	(0.02)	(247)	(0.01)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$11,359	$0.36	$2,624	$0.08

Weighted average shares outstanding - diluted (a)		31,621		32,002

	Six Months Ended		Six Months Ended
	June 30, 2013		June 30, 2012
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Loss from continuing operations attributable to OM Group, Inc. common stockholders - as reported	$(101,170)	$(3.17)	$(10,685)	$(0.33)

Loss on Advanced Materials divestiture	112,061	3.52	—	—

VAC inventory purchase accounting step-up and lower of cost or market charges	—	—	47,272	1.47

Gain on sale of land	—	—	(2,857)	(0.09)

Charges related to cost reduction initiatives	6,046	0.19	—	—

Acceleration of deferred financing fees	462	0.01	—	—

Tax effect of special items	(935)	(0.03)	(11,270)	(0.35)

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders	$16,464	$0.52	$22,460	$0.70

Exclude: Operating results from divested Advanced Materials business, net of tax	(50)	—	6,185	0.19

Adjusted income from continuing operations attributable to OM Group, Inc. common stockholders - pro forma excluding Advanced Materials	$16,514	$0.52	$16,275	$0.51

Weighted average shares outstanding - diluted (a)		31,843		32,017

(a) For the six months ended June 30, 2013 and the three and six months ended June 30, 2012, because the reported loss from continuing operations is income on an adjusted basis, we used diluted shares to calculate EPS.

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and adjusted earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as pro forma adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations attributable to OM Group, Inc. common stockholders - as reported to adjusted income from continuing operations attributable to OM Group, Inc. common stockholders and earnings per common share attributable to OM Group, Inc. common stockholders - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.